Exhibit 10.13


                           PURCHASE AND SALE AGREEMENT

                                     between

                              THE GENESEE COMPANY,
                             a Colorado corporation,

                                   as Seller,

                                       and

                        RS INVESTMENTS/STONEBRIDGE, LLC,
                      a Colorado limited liability company,

                                  as Purchaser






                              December ____, 19999

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 1st day of December, 1999 (the "Effective Date"), by and between THE GENESEE COMPANY, a Colorado corporation ("Seller"), and RS INVESTMENTS/STONEBRIDGE, LLC, a Colorado limited liability company ("Purchaser").

                                    Recitals

         A. Seller is, or will be, the fee owner of that certain real property located in the County of Jefferson, State of Colorado, and more particularly described in Exhibit A attached hereto and made a part hereof.

         B. As used in this Agreement, the term "Property" includes all of the following:

                  (1) The real property described in Exhibit A together with all easements, rights-of-way, appurtenances, leases, subleases, agreements, licenses, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with such real property, together with all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Real Property");

                  (2) All right, title and interest of Seller in and to all governmental permits, licenses, certificates and authorizations relating to the construction, development, use or operation of the Property, to the extent that they relate to the Property and are assignable (the "Permits"); and

                  (3) A nonexclusive interests in Seller's interest in all site plans, surveys, plats, plans, soil and substratus studies, architectural, construction, road, drainage and utility drawings, plans and specifications, engineering plans and studies, landscape plans, appraisals, marketing, feasibility and environmental studies, and other plans and studies of any kind if existing and in Seller's possession or control that relate to the Property, to the extent that they relate to the Property and are assignable (the "Plans").

         C. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, upon and subject to the terms and conditions set forth herein.

                                    Agreement

         NOW, THEREFORE, for the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                        Purchase and Sale of the Property

         1.1 Purchase. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of the Property, subject to and upon the terms and conditions set forth in this Agreement.

         1.2 Purchase Price. The total purchase price (the "Purchase Price") for the Property shall be $5,266,512.00, payable, subject to prorations and adjustments in accordance with Article VIII, at the closing (the "Closing") in cash, by certified or cashier's check, wire transfer, or other immediately available funds.

                                   ARTICLE II
                          Investigation of the Property

         2.1 Permitted Exceptions; Title Commitment. Seller shall deliver to Purchaser prior to the Closing, a current title insurance commitment (the "Title Commitment") issued by Land Title Guarantee Company located at 1033 E. 1st Ave., Suite 600, Denver, Colorado 80206 (the "Title Company"), showing marketable title to the Property to be vested in Seller and committing to insure such title to the Lots in Purchaser by the issuance of an ALTA extended coverage policy of owner's title insurance in the amount of the Purchase Price. The "Permitted Exceptions" hereunder shall consist of: (i) any state of facts which would be revealed in an ALTA/ACSM Land Title Survey or by an inspection of the Lots; (ii) taxes and assessments for the year of closing; (iii) the exceptions to title disclosed in the Title Commitment: excluding (A) any taxes or assessments delinquent as of the Effective Date, (B) any monetary liens or encumbrances, and
(C) any exceptions to title disclosed in the original Title Commitment, or any subsequent update thereof, which are deleted or removed in any update of the Title Commitment prior to the Closing; (iv) any other instruments approved by Purchaser.

                                  ARTICLE III
                                      Title

         3.1 Status of Title. At Closing, Seller shall convey to Purchaser good, marketable and insurable fee simple title to the Property, subject only to the Permitted Exceptions. Seller shall not, after the date hereof, sell, convey, option, mortgage, deed in trust, encumber, lease, contract to do any of the foregoing or otherwise convey, abandon, relinquish, cloud, or encumber title to the Property or any part thereof or contract to do any of the foregoing, except as may be expressly provided for herein.

         3.2 Issuance of Title Policy. At Closing, Seller shall cause the Title Company to issue to Purchaser, or unconditionally commit to issue to Purchaser after Closing, an ALTA extended coverage owner's policy of title insurance insuring marketable, insurable title to the Property in Purchaser in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy"). At or before the Closing, Seller shall satisfy all requirements contained in the Title Commitment or in any update thereof, except for those requirements which by their nature can only be satisfied by Purchaser.

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

         3.3 Failure of Title. In the event Seller, through no fault of its own, is unable to convey title to the Property on the Closing Date in accordance with the provisions of this Agreement, Seller shall, on or before the Closing Date, give notice of such inability (and the nature thereof) to Purchaser, and Purchaser may either (i) accept such title as Seller can convey, without any reduction of the Purchase Price, or (ii) terminate this Agreement by written notice to Seller and the Title Company given on or before the Closing Date.

                                   ARTICLE IV
               Seller's Representations, Warranties and Covenants

         Seller represents, warrants and covenants to Purchaser as follows:

         4.1 No Third-Party Interests. Seller has not granted to any party any option, contract or other agreement with respect to a purchase or sale of the Property or any portion thereof or any interest therein.

         4.2 No Possessory Rights. Except for any rights of possession under the Permitted Exceptions, there are no parties in possession of any of the Real Property, and there are no other rights of possession or use which have been granted to any third party.

         4.3 Notices. Seller has no knowledge, and Seller has not received notice, of: (i) the Property being in violation of any applicable statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire and safety engineering codes), or the rules and regulations of, any governmental authority having jurisdiction over the Property; (ii) any actions, suits, proceedings or claims pending or threatened with respect to or in any manner affecting the Property or the ability of Seller to consummate the transaction contemplated by this Agreement; or (iii) any pending or threatened condemnation or similar proceedings or special assessments affecting the Property, or any part thereof.

         4.4 Environmental Conditions. Seller has no knowledge, and Seller has not received notice, of: (i) any violation of Applicable Environmental Laws relating to the Real Property; or (ii) the presence, use, storage or discharge of any Hazardous Substances on, in or under the Real Property.

         As used herein, the term "Applicable Environmental Laws" shall mean any local, state or federal law, rule or regulation, pertaining to environmental regulation, contamination, cleanup or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. ss. 9601, et seq.), the Resource, Conservation and Recovery Act, as amended, (42 U.S.C. ss. 6901, et seq.), Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss. 1101, et seq.) and all amendments of the foregoing, or any state superlien or environmental clean-up or disclosure statutes. As used herein, the term "Hazardous Substances" shall mean all substances and materials which are included under or regulated by any Applicable Environmental Law together with asbestos, polychlorinated biphenyls, petroleum and raw materials which include hazardous constituents.

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

         4.5 Authority. Seller is a corporation duly organized and existing and in good standing under the laws of the State of Colorado. Seller has the full right and authority to enter into this Agreement and consummate the transaction contemplated by this Agreement. All requisite corporate or other entity action has been taken by Seller in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. Each of the persons and entities signing this Agreement on behalf of Seller is authorized to do so. Seller shall furnish to Purchaser any and all documents to evidence such authority as Purchaser shall reasonably request.

         4.6 Consents; Binding Obligations. No third party approval or consent is required to enter into this Agreement or to consummate the transaction contemplated hereby. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

         4.7 Omissions; Indemnity. The copies of any documents furnished to Purchaser in connection with this transaction are, to the best of Seller's knowledge, true and complete copies of the documents they purport to be. Each of the representations and warranties contained in this Article IV are acknowledged by Seller to be material and to be relied upon by Purchaser in proceeding with this transaction, shall be deemed to have been remade by Seller as of the date of Closing and shall survive Closing. Seller shall indemnify and hold Purchaser harmless and defend Purchaser from any loss, liability or expense, including reasonable attorneys' fees, incurred by Purchaser, and any claim made against Purchaser by reason of the breach of any of the foregoing representations or warranties.

         Except as expressly set forth in this Agreement, Purchaser acknowledges that the Property will be conveyed in their "as-is" condition, and Purchaser accepts and agrees to bear all risks regarding all attributes and conditions, latent or otherwise, of the Property purchased by Purchaser. Purchaser has made or will make prior to each Closing its own inspection and investigation of the Property, including, without limitation, their subsurface, soil, engineering and other conditions and requirements, whether there are any eminent domain or other public or quasi-public takings of the Property contemplated, and all zoning and regulatory matters pertinent to the Property. Purchaser shall purchase the Property upon Purchaser's own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Seller except as specifically provided herein. Purchaser agrees that neither Seller nor anyone acting on behalf of Seller has made any representation, guarantee or warranty whatsoever, either written or oral, concerning the Property except as specifically set forth herein.

                                   ARTICLE V
              Purchaser's Representations, Warranties and Covenants

            Purchaser represents, warrants and covenants to Seller as follows:

         5.1 Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser has the full right and authority to enter into this Agreement and consummate the transaction contemplated by this Agreement. All requisite action has been taken by Purchaser in connection

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

with the entering into of this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so. Purchaser shall furnish to Seller any and all documents to evidence such authority as Seller shall reasonably request.

         5.2 Additional Acts. In addition to the acts and documents recited herein and contemplated to be performed, executed and delivered by Purchaser, Purchaser shall perform, execute and deliver or cause to be performed, executed or delivered at the Closing or thereafter any and all further acts, documents and assurances as Seller or the Title Company may reasonably require to consummate or evidence the consummation of the transactions contemplated herein.

         5.3 Omissions; Indemnity. Each of the representations and warranties contained in this Article V are acknowledged by Purchaser to be material and to be relied upon by Seller in proceeding with this transaction, shall be deemed to have been remade by Purchaser as of the date of Closing and shall survive Closing. Purchaser shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense, including reasonable attorneys' fees, incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties.

                                   ARTICLE VI
                         Purchaser's Obligation to Close

         6.1 Conditions. Purchaser shall not be obligated to close hereunder unless each of the following conditions shall exist on the date of Closing (as may be extended pursuant to this Agreement, the "Closing Date"):

                  6.1.1 Title Policy. The Title Company shall be prepared to issue (or prepared to unconditionally commit to issue) the Title Policy as described in Section 3.2.

                  6.1.2 Accuracy of Representations. The representations and warranties made by Seller in Article IV shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  6.1.3 Seller's Performance. Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

                  6.1.4 Failure of Conditions. If any condition specified in
Section 6.1 is not satisfied on or before Closing, Purchaser may, at its option,
(i) waive such condition either at the time originally established for Closing or at any time thereafter, or (ii) terminate this Agreement by written notice thereof to Seller.

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

                                  ARTICLE VII
                                     Closing

         7.1 Time of Closing. Closing shall take place at 10:00 a.m. on December ___, 1999, in the offices of the Title Company located at 3033 East First Avenue, Suite 600, Denver, Colorado 80206, or at such other time and place or on such earlier date as may be mutually agreed upon by Seller and Purchaser.

         7.2 Deliveries. At Closing the following shall occur:

                  7.2.1 Deed. Seller shall deliver to Purchaser a duly executed and acknowledged special warranty deed, of form reasonably acceptable to Purchaser, conveying good, marketable and insurable fee simple title to the Real Property to Purchaser, subject only to the Permitted Exceptions.

                  7.2.2 Payment. Purchaser shall pay to Seller the Purchase Price as provided in Section 1.2, subject to the adjustments described in
Article VIII.

                  7.2.3 Possession. Possession of the Property shall be delivered to Purchaser.

                  7.2.4 Assignment of Intangibles; Delivery of Permits. Seller shall execute and deliver to Purchaser a partial, nonexclusive assignment, of form reasonably acceptable to Purchaser, of all of Seller's right, title and interest in and to the Plans and Permits, to the extent the same are assignable. Seller shall deliver to Purchaser the originals (or accurate copies) of all Plans and Permits in Seller's possession and all other materials of whatever kind owned by Seller relating to the development, improvement and ownership of the Property.

                  7.2.5 Non-Foreign Certificate. Seller shall execute and deliver to Purchaser and the Title Company an affidavit that Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code.

                  7.2.6 Withholding Exemption Certificate. Seller shall execute and deliver to Purchaser and the Title Company a Colorado Form DR-1083, in form required by law.

                  7.2.7 Real Property Transfer Declaration. Purchaser shall execute and deliver to Seller and the Title Company a Real Property Transfer Declaration, in form required by law, concerning information with respect to a conveyance of a Colorado real property interest.

                  7.2.8 Mechanics' Liens. Seller shall execute and deliver to the Title Company such agreements or statements concerning claims for mechanic's liens as may be required by the Title Company in order to issue the Title Policy.

                  7.2.9 Miscellaneous Documents. Seller shall, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser shall, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII
                         Prorations and Closing Expenses

         8.1 Closing Adjustments. The cash due at Closing pursuant to Section
1.2.2 shall be subject to adjustment as of Closing in accordance with the following provisions:

         8.2 Taxes. Real and personal property taxes on the Property for the year of Closing shall be prorated to Closing based on the most recent assessed valuations and mill levy available. Prior to or at Closing, Seller shall pay all taxes on the Property which are due on or before the Closing. Prior to or at Closing, Seller shall pay the full amount (whether or not then due) of all outstanding special assessments against the Property or any part thereof.

         8.3 Liens and Encumbrances. The amount of any lien, deed of trust or other monetary encumbrance then affecting the Property, including all prepayment penalties, shall be paid from the funds to which Seller shall otherwise be entitled. If such funds are insufficient to pay all such encumbrances, Seller shall pay the deficiency.

         8.4 Closing Costs. Purchaser shall pay its attorneys' fees and costs. Seller shall pay the premium for the Title Policy, the cost of recording the deed and any instruments required to discharge any liens or encumbrances against the Property which are not Permitted Exceptions, all conveyance, transfer, sales and other taxes of fees, if any, the Title Company's escrow and closing fee, its attorneys' fees and costs, and such other closing costs as are customarily paid by a seller in the Denver metropolitan area.

         8.5 Settlement Statement. At Closing, Seller and Purchaser shall execute a Closing settlement statement to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement.

                                   ARTICLE IX
                                    Remedies

         9.1 Breach by Seller. Time is of the essence of Seller's obligations hereunder. If Seller fails to comply with any of its obligations hereunder which are required to be performed at or prior to Closing, Purchaser, at Purchaser's option, shall be entitled, as its sole remedy, to: terminate this Agreement, whereupon both parties shall be discharged from all duties and performance hereunder. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages.

         9.2 Breach by Purchaser. Time is of the essence of Purchaser's obligations hereunder. If Purchaser fails to complete the acquisition as herein provided by reason of any default by Purchaser, Seller, as its sole and exclusive remedy, shall be entitled to terminate this Agreement.

         9.3 Post-Closing Breach. The provisions of Sections 9.1 and 9.2 notwithstanding, either party shall be entitled, in addition to any other remedies available under this Agreement or otherwise, to seek damages for any post-Closing breach by the other party of its representations, warranties or covenants hereunder.

         9.4 Attorneys' Fees. Notwithstanding any contrary provision contained in this Agreement, in the event of any litigation or legal action arising out of this Agreement, the court shall award the prevailing party its reasonable costs and expenses incurred in connection with such litigation or legal action, including, without limitation, its reasonable attorneys' fees and costs.

                                   ARTICLE X
                               General Provisions

         10.1 Brokers. Seller and Purchaser each hereby represent and warrant to the other that their only contact with the other or with the Property has been made without the assistance of any broker or other third party. Seller and Purchaser agree to save and hold each other free, clear and harmless from any claim, cost or expense, including reasonable attorneys' fees, for or in connection with any claims for commissions or compensation claimed or asserted by or through each respective party in connection with the transaction contemplated herein.

         10.2 Further Assurances. Each of the parties hereto undertakes and agrees to execute and deliver such documents, writings and further assurances as may be requisite to carry out the intent and purpose of this Agreement.

         10.3 Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. This Agreement contains the entire agreement between the parties relating to the purchase and sale of the Property. All prior negotiations between the parties are merged in this Agreement; and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties other than as herein set forth.

         10.4 Survival. All of the parties' representations, warranties, covenants and agreements hereunder, to the extent not fully performed or discharged by or through Closing, shall be deemed not merged into any instrument delivered at Closing and shall remain fully enforceable thereafter.

         10.5 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Inspection Period or the Closing Date) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

         10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         10.7 Notices. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed given, sent, delivered and received upon the earlier of: (i) when personally or actually delivered; or
(ii) three (3) business days after having

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

been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid;
(iii) upon confirmed telefacsimile transmission and the deposit of the original in a U.S. Postal Service depository, with all required postage; or (iv) one (1) business day after being deposited with a commercial overnight courier and sent by overnight delivery with all required charges prepaid; and addressed:

         If to Seller:

         The Genesee Company
         603 Park Point Drive, Suite 201
         Golden, Colorado  80401
         Attn:  Mr. Kurt Wolter

         Telephone No.:  (303) 526-9000
         Telefacsimile No.:  (303) 526-2331

         If to Purchaser:

         RS Investments/Stonebridge, LLC
         603 Park Point Drive, Suite 201
         Golden, Colorado 80401

         Telephone No.:  (303) 526-9000
         Telefacsimile No.:  (303) 526-2331

         Any address fixed pursuant to the foregoing may be changed by the addressee by notice given pursuant to this Section 10.7.

         10.8 Headings. The paragraph headings which appear in some of the Sections of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the Sections in which they appear.

         10.9 Assignment. Purchaser may not assign this Agreement without the consent of Seller, except in connection with a 1031 tax-deferred exchange.

         10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         10.11 Facsimile Signatures. The facsimile signature of any party on this Agreement shall be deemed an original for all purposes.

         10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original.

         10.13 Acceptance. Upon execution and delivery of this Agreement by Purchaser and Seller, this Agreement shall constitute an offer to purchase the Property on the terms and conditions set forth herein. The foregoing notwithstanding, either party may revoke its execution

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

and delivery at any time prior to the execution and delivery by the other party, by delivering oral or written notice (which need not conform with the requirements of Section 10.7 hereof) of such revocation to the other party.



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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Effective Date.


                                            SELLER:


                                            THE GENESEE COMPANY, a Colorado
                                            corporation


                                            By:
                                                --------------------------------
                                                Terry T. Kyger, Vice President


                                            PURCHASER:


                                            RS INVESTMENTS/STONEBRIDGE, LLC,
                                            a Colorado limited liability company


                                            By:
                                                --------------------------------
                                                Robert R. Short, Manager

                                    EXHIBIT A
                                       to
                           PURCHASE AND SALE AGREEMENT

                                Legal Description

LOTS 1-6, 10 AND 11, BLOCK 1,
LOTS 1-4, 8-13, 18-25, 31-34 AND 41-46, BLOCK 2,
LOTS 1-8, 11-19 AND 21-30, BLOCK 3,
LOTS 1-8, BLOCK 4, AND
LOTS 1-6 AND 11-14, BLOCK 5,
EAGLE RIDGE - FILING NO. 1,
COUNTY OF JEFFERSON,
STATE OF COLORADO

AND

LOTS 2 AND 3, BLOCK 13,
EAGLE RIDGE FILING NO. 1 - REPLAT C,
COUNTY OF JEFFERSON,
STATE OF COLORADO

                                      A-1